UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Fluor Corporation (the “Corporation”) is filing the Underwriting Agreement, dated as of March 14, 2016, by and among the Corporation and the several underwriters named therein, as an exhibit to its Registration Statement on Form S-3ASR (File No. 333-205965). Pursuant to the Underwriting Agreement, the Corporation has agreed to issue and sell €500 million of 1.750% Senior Notes due 2023. The notes have a yield to maturity of 1.772%. The notes will be issued on or about March 21, 2016.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 14, 2016, by and among the Corporation and the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2016	FLUOR CORPORATION

	By:	/s/ Biggs C. Porter
Biggs C. Porter,
Executive Vice President and Chief Financial Officer

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 14, 2016, by and among the Corporation and the several underwriters named therein.